UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2016

Stamps.com Inc.
(Exact name of registrant as specified in its charter)
Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (310) 482-5800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 25, 2016, the board of directors of Stamps.com Inc. (the "Company") appointed David Habiger and Theodore Samuels as directors, increasing the size of the board of directors from four members to six members. Mr. Habiger will serve, effective immediately, as a Class II director until the Company’s annual meeting of stockholders in 2019 or until his successor has been duly elected and qualified or his earlier resignation or removal. Mr. Samuels will serve, commencing on January 4, 2017, as a Class III director until the Company’s annual meeting of stockholders in 2017 or until his successor has been duly elected and qualified or his earlier resignation or removal. Mr. Habiger was also appointed to the Compensation Committee of the board of directors, effective immediately, and Mr. Samuels was appointed to the Audit Committee of the board of directors, effective January 4, 2017.

In connection with Mr. Samuels's appointment to the Audit Committee on January 4, 2017, Lloyd I. Miller will step down from serving on the Audit Committee, but Mr. Miller will continue serving on the Compensation Committee and Nominating Committee. Both Mr. Habiger and Mr. Samuels were evaluated by the board and are "independent" directors under the rules of The NASDAQ Stock Market.

Mr. Habiger and Mr. Samuels will receive compensation for services as non-employee directors consistent with that of the Company's other non-employee directors. Each will receive stock options pursuant to the current director compensation program. This provides that each individual who joins our board as a non-employee director and has not previously been one of our employees automatically receives, at the time of his or her initial election or appointment, an option to purchase 5,000 shares of our common stock. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee board member, whether or not that individual is standing for re-election at that particular annual meeting, automatically receives an option to purchase 5,000 shares of our common stock. Each option granted to our non-employee directors vests immediately and has an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of ten years.

As it does with all directors, the Company will enter into indemnification agreements with Mr. Habiger and Mr. Samuels. The indemnification agreements will require the Company to indemnify the directors for certain liabilities to which they may become subject as a result of their affiliation with the Company. See the Company’s Form of Indemnification Agreement filed with the Securities and Exchange Commission on April 29, 2014 as Exhibit 10.1 to the Company’s Current Report on Form 8-K, dated April 23, 2014.

There are no transactions, or proposed transactions, to which the Company is or was to be a party and in which Mr. Habiger or Mr. Samuels had a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K, nor are there any family relationships among Messrs. Habiger or Samuels and any other directors or officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

October 31, 2016	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer